UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2014

VANTAGESOUTH BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36009	45-2915089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(Address of principal executive offices)

(919) 659-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

VantageSouth Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 19, 2014. At the Annual Meeting, the Company received proxies totaling 83.1% of its issued and outstanding shares of common stock, representing 45,902,089 shares of common stock, as of the record date. At the Annual Meeting, the stockholders voted on the following proposals, which are described in more detail in the joint proxy statement/prospectus filed by the Company with the SEC on May 14, 2014, and the results of the voting are presented below.

Proposal 1 - Approval of the Agreement and Plan of Merger

The Company’s stockholders approved the proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 27, 2014, as amended, by and among the Company, Yadkin Financial Corporation, and Piedmont Community Bank Holdings, Inc. (the “Agreement and Plan of Merger”), based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
42,969,050	90,217	15,190	2,827,631

Proposal 2 - Election of Directors

The Company’s stockholders approved the proposal to elect 13 directors of the Company for one-year terms, expiring at the earlier of the 2015 annual meeting of stockholders or the consummation of the Agreement and Plan of Merger, based on the following final voting results:

Nominee	For	Withheld	Broker Non-Votes
J. Adam Abram	42,162,896	911,562	2,827,631
David S. Brody	42,893,242	181,216	2,827,631
Alan N. Colner	42,891,763	182,695	2,827,631
Scott M. Custer	42,173,648	900,810	2,827,631
George T. Davis, Jr.	42,871,516	202,942	2,827,631
Thierry Ho	42,868,243	206,215	2,827,631
J. Bryant Kittrell, III	42,870,891	203,567	2,827,631
Joseph T. Lamb, Jr.	42,871,207	203,251	2,827,631
Steven J. Lerner	42,869,722	204,736	2,827,631
James A. Lucas, Jr.	41,982,811	1,091,647	2,827,631
Charles A. Paul, III	42,894,163	180,295	2,827,631
A. Wellford Tabor	42,868,554	205,904	2,827,631
Nicholas D. Zerbib	42,867,633	206,825	2,827,631

Proposal 3 - Ratification of Appointment of Independent Public Accountants

The Company’s stockholders approved the proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2014, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
45,874,832	17,584	9,673	0

Proposal 4 - Adjournment of the Annual Meeting

The Company’s stockholders approved the proposal to approve the adjournment of the Annual Meeting, if necessary to solicit additional proxies in favor of the approval and adoption of the Agreement and Plan of Merger, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
45,531,609	351,181	19,297	0

Proposal 5 - Ratification of Non-Binding Stockholder Resolution Regarding Executive Compensation

The Company’s stockholders approved the proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the joint proxy statement/prospectus and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and filed with the SEC on March 13, 2014, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
42,393,820	615,127	65,510	2,827,631

Proposal 6 - Ratification of Non-Binding Stockholder Resolution Regarding Merger-Related Executive Compensation

The Company’s stockholders approved the proposal to approve, on an advisory (non-binding) basis, the compensation that the Company’s named executive officers may receive in connection with the mergers, pursuant to existing agreements or arrangements with Piedmont, as described in the joint proxy statement/prospectus, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
42,520,368	439,205	114,884	2,827,631

Item 8.01	Other Events.

On June 23, 2014, the Company issued a press release announcing that the Company’s stockholders voted to approve and adopt the Agreement and Plan of Merger, and that the merger also has been approved by the North Carolina Office of the Commissioner of Banks, the FDIC and the Federal Reserve Bank. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press release dated June 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2014	VANTAGESOUTH BANCSHARES, INC.

	By:	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press release dated June 23, 2014